UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ValueVision Media, Inc.

(Name of Registrant as Specified In Its Charter)

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On June 3, 2014, ValueVision Media, Inc. (“ValueVision”) mailed the brochure filed herewith to shareholders in connection with ValueVision’s 2014 Annual Meeting of Shareholders scheduled for June 18, 2014.

SHQP VALUE VISION
The Right Leadership and Strategy to Substantially Grow Shareholder Value
An Important Message for All ValueVision Shareholders
MAKE YOUR VOTE COUNT at the June 18, 2014, Annual Meeting of ValueVision Shareholders
Vote by telephone, online or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.
Do not return or otherwise vote any gold proxy card sent to you by the Clinton Group!

FORWARD-LOOKING INFORMATION
This material may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
IMPORTANT INFORMATION
This material may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company’s shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the Securities and Exchange Commission (“SEC”) a proxy statement and a WHITE proxy card in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

VOTE FOR A World-Class Leadership Team That Has Transformed a Business That Was Failing
VOTE FOR A Clear Strategy To Generate Substantial, Long-Term Value for All Shareholders
VOTE FOR VVTV’s Board and Management Team Whose Interests Are Firmly Aligned with Shareholders
VOTE FOR A Slate of Eight Highly Qualified And Experienced Director Nominees
VOTE FOR The Right Leadership and Strategy to Substantially Grow Shareholder Value

VOTE **FOR** YOUR BOARD OF DIRECTORS ON THE ENCLOSED **WHITE** PROXY CARD TODAY

Your Board and Management Team Have Positioned ValueVision for Continued Success

With over **1,000 committed team members,** ValueVision is a multichannel retail destination serving approximately **1.4 million customers** and reaching over **87 million cable and satellite homes.**

ValueVision's management team, working closely with the Board of Directors, has implemented meaningful changes to yield results and position the Company for sustained, long-term growth.

- ✔ Significantly diversified and broadened its merchandise offerings
- ✔ Dramatically improved the customer experience and satisfaction levels
- ✔ Available when and where you want it on TV, Internet, mobile and social channels
- ✔ Streamlined companywide operations
- ✔ Enhanced the stability and flexibility of ValueVision's balance sheet, resulting in stronger financial performance


SHQP
Highly Scalable, Multi-Platform Electronic Retailer (TV / Online / Mobile)
Attractive Operating and Financial Profile
Loyal, Attractive Customer Demographic
Strong, Emotional Connection with Large Addressable TV Audience
Diverse Product Offerings from In-Demand Brands

2 The Right Leadership and Strategy To Substantially Grow Shareholder Value

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY

Vote For a World-Class Leadership Team That Has Transformed a Business That Was Failing

- Keith Stewart appointed CEO in January 2009 to turn around the business
- Management's strategy and deliberate actions stabilized the business and continue to benefit ValueVision today
- Q1 2014 marks ValueVision's **eighth consecutive quarter** of sales growth and positive Adjusted EBITDA

Issues Facing Company in 2008	Results of Management's Efforts Today
✖ Narrow Product Mix and Shrinking Customer Base	✔ Broadened and Diversified Product Offerings Serving 1.4 Million Customers
✖ High Return Rates	✔ Return Rate Improvement of 28%
✖ Burdensome Cost of Cable and Satellite Distribution	✔ 38% Improvement in Distribution Costs per Household
✖ $51 Million Operating Loss	✔ $18 Million Operating Profit, an Improvement of $69 Million
✖ GE Preferred Stock Overhang	✔ Simplified Capital Structure ✔ Retired Expensive GE Preferred Instrument ✔ Obtained $75 Million, Cost-Effective Credit Facility from PNC
✖ Unstable Leadership – four CEOS in the year and a half prior to Mr. Stewart joining in January 2009	✔ Well Positioned with World Class Management Team ✔ Highly Qualified, Experienced and Independent Board with Average Tenure of 3.5 Years

The Right Leadership and Strategy To Substantially Grow Shareholder Value 3

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY
Vote For a Clear Strategy to Generate Substantial, Long-Term Value for All Shareholders
Four Key Growth Strategies
1 Broaden and Diversify Merchandising Mix with Compelling Product
Brand-enhancing products to diversify mix and drive consumer engagement Added over 20,000 new products and approximately 250 new vendors in past year
2 Expand and Optimize TV Distribution Platform
Increased visibility by improving channel positions that our customers frequent
Over 10 million homes were repositioned below channel 50 from above channel 50 since January 2013
Added dual-illumination and HD channel in markets where it is cost effective
200%+ increase in homes broadcasted in HD since 2012
4 The Right Leadership and Strategy To Substantially Grow Shareholder Value

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY

3 Be a Watch & Shop Anytime, Anywhere Experience

- Build community and inspire multichannel shopping consistently across all channels


Internet / Mobile Revenue
(in millions)
$181
$178
$231
$251
$262
$297
F08
F09
F10
F11
F12
F13
64% Increase From F08

4 Grow Customer Base, Purchase Frequency and Retention

- Optimize household distribution and broaden product offerings to drive volume growth


Total Customers (000's)
754
1,022
1,144
1,060
1,132
1,357
F08
F09
F10
F11
F12
F13
80% Increase From F08


Average Annual Purchase Frequency
4.3x
4.8x
4.9x
5.0x
5.3x
5.8x
F08
F09
F10
F11
F12
F13
35% Increase From F08

The Right Leadership and Strategy To Substantially Grow Shareholder Value 5

Your Vote Is Important, No Matter How Many or How Few Shares You Own.
VOTE

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY
Vote For VVTV’s Board and Management Team Whose Interests Are Firmly Aligned with Shareholders
ValueVision Media
Leadership 5.3% 7.3%
Clinton Group 4.0%
7.8%
HSN, Inc. 2.8% .9% Median of Proxy Peer
Leadership Group Combined Board
and CEO Ownership
Liberty Interactive Corp. 1.2% 1.5%
Leadership
0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0%
Beneficial Ownership of Outstanding Shares
CEO Other Directors and Officers
VVTV shareholders have experienced a 775% increase in shareholder value under this Board and management team since CEO Stewart and Chairman Ronning began a strategic realignment of ValueVision and a 148.6% gain since August 2012 when Mr. Stewart announced that the Company had returned to growth
Significant Share Price Improvement Under CEO Stewart and Chairman Ronning
300.0% 250.0% 200.0% 150.0% 100.0% 50.0% 0.0%
8/12 10/12 12/12 2/13 4/13 6/13 8/13 10/13 12/13 2/14 4/14
148%
57.9% 39.4% 40.0% 28.0%
VVTV HSN QVC Russell 2000 S&P Retail Select Industry Index
The Right Leadership and Strategy To Substantially Grow Shareholder Value 7

Maximize the Value of Your Investment in ValueVision. Support Your Management and Board.
VOTE

VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY
Vote For a Slate of Eight Highly Qualified and Experienced Director Nominees
ValueVision’s Board consists of eight highly qualified directors, seven of whom are independent and all of whom possess extensive media and public company expertise
They have demonstrated strength, diversity, experience and qualifications to provide effective and independent oversight and direction to the Company
Multi-Channel Retail Media Related Public Company
Nominees Experience Within Public Board C-Level Professional
the Last Decade Experience Experience
Jill R. Botway
John D. Buck
William F. Evans
Landel C. Hobbs
Sean F. Orr
Lowell W. Robinson
Randy S. Ronning
Keith R. Stewart
VOTE FOR YOUR BOARD OF DIRECTORS ON THE ENCLOSED WHITE PROXY CARD TODAY
The Right Leadership and Strategy To Substantially Grow Shareholder Value 9

Vote For The Right Leadership and Strategy to Substantially Grow Shareholder Value
ValueVision’s Board and management team have proven that their strategy is taking hold and delivering results: Solid financial performance Strong share price gains Incremental value for shareholders
WHY WOULD WE CHANGE COURSE NOW?
Clinton Group is seeking control with a vague plan and a weak slate of nominees: They make no case change is warranted Dissident nominees lack relevant and recent experience and expertise Their proposals largely restate the strategy ValueVision has been successfully executing
YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833
REMEMBER:
We urge you NOT to sign any Gold proxy card sent to you by Clinton. If you have already done so, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. If you hold your shares in Street-name, your custodian may also enable voting by telephone or by Internet— please follow the simple instructions provided on your WHITE proxy card.